Exhibit 31.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William H. Shea, Jr., Chief Executive Officer of PVR GP, LLC, the general partner of PVR Partners, L.P. (the “Registrant”), certify that:

1. I have reviewed this Amendment No.1 to Annual Report on Form 10-K of the Registrant (this “Report”); and

2. Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report.

March 18, 2014	By:	/s/ William H. Shea, Jr.
William H. Shea, Jr. President and Chief Executive Officer